Exhibit 99.1

For Immediate Release

Contact: Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Reports Record Earnings for the Fourth Quarter and Year-End, with Assets Reaching $2.3 Billion

Corona, California, January 25, 2007 -- Vineyard National Bancorp (the “company”) (NASDAQ: VNBC), and its subsidiary Vineyard Bank, N.A. (“Vineyard”), today reported record earnings for the quarter-ended December 2006 of $5.5 million, or $0.51 per diluted share, compared with net earnings of $4.5 million, or $0.44 per diluted share, for the quarter-ended December 2005. For the year-ended December 2006, the company reported record net earnings of $19.7 million, or $1.89 per diluted share, compared with net earnings of $18.9 million, or $1.89 per diluted share, for the comparable period in 2005.

Fourth Quarter and Year-End 2006 Operating Highlights:

•	Total assets were $2.3 billion at year-end December 2006, an increase of $543.8 million, or 32% over the year-end December 2005 level, and an increase of $104.3 million, or 5% over third quarter 2006;

•
Total loans, net of unearned income, were $1.9 billion at year-end December 2006, an increase of $529.1 million, or 39% over the year-end December 2005 level, and an increase of $106.2 million, or 6% over third quarter 2006;

•
Total deposits were $1.8 billion at year-end December 2006, an increase of $530.1 million, or 42% over year-end December 2005, and an increase of $93.6 million, or 5% over third quarter 2006. During the fourth quarter 2006, demand deposits increased by $39.0 million, or 15% over third quarter 2006, representing one of the company’s most significant increases related to organic growth;

•
Provision for loan losses during the fourth quarter 2006 was $1.1 million related to the increased credit exposure as a result of the significant loan growth within the period, and $4.1 million for the year-ended December 2006;

•
The fourth quarter 2006 operations were negatively impacted by approximately $0.6 million in expenses related to the Rancho Bank acquisition, and $0.4 million in unrecognized interest income related to the large loan relationship on non-accrual. Both of these items were previously reported in the third quarter 2006;

•	The company’s net interest margin for the fourth quarter 2006 was 4.32%, as compared to 4.33% for the third quarter 2006 and 4.57% for the fourth quarter 2005.

“2006 was a challenging year for Vineyard due in part to market dynamics, real estate concerns, the rising effect of interest rates on deposits and the impact to margin compression and ultimately the overall impact of all of these forces on profitability,” stated Norman Morales, president and chief executive officer. “The financing of home and commercial construction continues to be a significant component to Vineyard’s strategies going forward, and we believe the measured growth in such loan types and our expertise will continue into 2007.”

“We are pleased that our strategy to make investments in talented individuals in 2006 is gaining traction and as a result, the company benefited from absolute growth in both deposits and loans. We are confident with the outlook for continued growth in our loan portfolio. We will accelerate our focus and efforts on core deposit relationship growth, and we will continue to efficiently leverage our operating infrastructure and optimally use our balance sheet to produce the desired operating results throughout 2007.”

Income Statement

For the quarter-ended December 2006, net interest income before the provision for loan losses was $22.8 million, an increase of $4.0 million, or 21% as compared to the same period in 2005. These results produced a net interest margin of 4.32% for the quarter-ended December 2006, as compared to 4.57% for the same period in 2005. The net interest income for the full year-ended December 2006 was $83.1 million, an increase of $15.6 million, or 23% as compared to the same period in 2005. These results produced a net interest margin of 4.38%, as compared to 4.47% for the same period in 2005.

For the quarter-ended December 2006, gross loan interest income was $41.8 million, an increase of $12.6 million, or 43% as compared to the same period in 2005. The effective yield of the loan portfolio in the fourth quarter 2006 was 9.03%. Gross loan interest income for the full year-ended December 2006 was $146.2 million, producing an effective yield on the loan portfolio of 8.95%, as compared to $98.3 million and 8.12% respectively, for the full year-ended December 2005.

Total net revenues (net interest income before provision for loan losses and other operating income) for the quarter-ended December 2006 was $24.3 million, an increase of $4.4 million, or 22% as compared to the same period in 2005. Total net revenues for the year-ended December 2006 were $88.7 million, as compared to $72.8 million for the same period in 2005.

The total provision for loan losses for the quarter-ended December 2006 was $1.1 million, principally due to the organic loan growth within the period of $106.2 million, net of unearned income. By comparison, the provision for loan losses was $1.2 million for the quarter-ended September 2006 and $0.5 million for the quarter-ended December 2005. Net charge-offs for the quarter-ended December 2006 were $0.1 million, as compared to approximately $8,000 in net recoveries for the same period in 2005.

The total provision for loan losses for the full year-ended December 2006 was $4.1 million, as compared to $1.9 million for the full year-ended December 2005. The full year provision for 2006 was principally due to the significant organic loan growth, which approximated $410.4 million (excluding the $118.8 million in loans acquired through the Rancho Bank transaction). Net charge-offs for the full year-ended December 2006 were $0.3 million, as compared to $0.1 million for the full year-ended December 2005.

The provision for loan losses in 2006, along with the acquisition of Rancho Bank, increased the allowance for loan losses to $19.7 million, or 1.03% of the gross loan portfolio at December 2006. The company also has a reserve for unfunded loan commitments, principally related to its construction loans, in the amount of $1.4 million, producing total reserves as a percent of gross loans outstanding of 1.11% at December 2006.

In the third quarter 2006, the company placed an aggregate of $14.4 million of land development loans on non-accrual status, with the largest loan in the amount of $11.7 million. Unrecognized interest income on these loans amounted to approximately $0.8 million as of December 31, 2006. The company is continuing its process in recovering these loans and the corresponding non-accrued income. The loans are well secured and we expect to collect all principal and interest on these loans.

Total operating expenses for the quarter-ended December 2006 were $14.0 million, as compared to $12.0 million for the same period in 2005. Total operating expenses for the full year-ended December 2006 were $51.0 million, as compared to $38.7 million for the same period in 2005. During the fourth quarter 2006, the company incurred approximately $0.6 million in expenses related to the Rancho Bank acquisition, principally related to contractual obligations to certain former executives of Rancho Bank continuing as employees of Vineyard. The company incurred approximately $0.7 million of Rancho Bank related acquisition expenses during the third quarter 2006. These amounts will be significantly reduced in future quarters and terminated by the end of 2007.

The company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 58%, including those expenses discussed above, for the quarter-ended December 2006, as compared to 60% for the same period in 2005. The efficiency ratio for the full year-ended December 2006 was 58%, as compared to 53% for the full year-ended December 2005.

Balance Sheet

At December 31, 2006, loans outstanding, net of unearned income, were $1.9 billion, as compared to the December 31, 2005 level of $1.4 billion. The largest dollar components of this increase in 2006 are centered in the established commercial real estate and single family residential (“SFR”) coastal construction product lines, followed by commercial construction financings, business lending and consumer loans.

The company’s specialty lending groups continue to be focused on the origination of construction lending opportunities within the southern California market place. During the quarter-ended December 31, 2006, the company originated $165.4 million in construction loans, consisting of the company’s three sub-specialty construction lending disciplines: SFR coastal construction with $67.9 million, SFR tract construction with $28.7 million and commercial real-estate construction with $68.8 million. At December 31, 2006, the total unfunded amounts for the company’s three sub-specialty construction disciplines were $265.0 million in SFR coastal construction, $150.7 million in SFR tract construction and $119.1 million in commercial real-estate construction.

The SFR coastal construction group has been one of the catalysts for Vineyard’s success since 2000 and continues to significantly contribute to its current operations. The SFR coastal construction group serves the southern California high-end construction housing market with projects primarily located along the ocean communities within Los Angeles County, reaching along the coast as far north as Santa Barbara and south into Orange County. These types of construction loans are made to independent builders, who cater to the luxury home buyers, and generally range from $1.0 million to $5.0 million. In today’s dynamic real estate environment, the coastal group continues to see stability in its product, which is driven more by location and quality product than any other factor. This is a market segment that typically serves individuals with accumulated wealth.

During 2006, the SFR coastal construction group originated $434.1 million in loans corresponding to approximately 193 units. This is down from $497.3 million in commitments for 2005, and comparable to $395.7 million in commitments in 2004. The disbursed loan balance was $514.4 million as of December 31, 2006, net of participations sold of $86.7 million, as compared to $392.2 million at December 31, 2005 and $299.0 million at December 31, 2004, net of loan participations sold of $114.7 million and $59.6 million, respectively. There were no non-performing SFR coastal construction loans and no charge-offs on SFR coastal construction loans at and for each of the years ended December 31, 2006, 2005 and 2004.

The company’s efforts continue to be focused on the measured growth of its loan and deposit portfolios in the desired compositions. Loan growth, net of unearned income, for the quarter-ended December 2006, was $106.2 million, as compared to loan growth of $244.8 million in the third quarter 2006 (including $118.8 million acquired from Rancho Bank), $31.8 million in the second quarter 2006, and $146.4 million in the first quarter 2006. These quarterly loan growth amounts are net of loan participations sold of $16.2 million, $5.6 million, $71.6 million and $3.4 million, for the fourth quarter 2006, third quarter 2006, second quarter 2006 and first quarter 2006, respectively.

As the company continued its efforts to diversify its loan portfolio, for the quarter-ended and year-ended December 2006, it participated with other community banks approximately $16.2 million and $96.7 million in loans, respectively, with the majority of the participations in construction loan balances of approximately $73.4 million for the year-ended December 2006.

At December 31, 2006, total deposits were $1.8 billion, as compared to the December 31, 2005 level of $1.3 billion. Non-interest bearing demand deposits were $293.6 million at year-end December 2006, an increase of $138.9 million, or 90% over year-end December 2005. Money market deposits, principally concentrated in business relationships, were $562.6 million at year-end 2006, an increase of $148.4 million, or 36% over year-end December 2005.

The company’s continuing efforts to build out existing and new banking centers have produced eight offices with deposits in excess of $100 million, four offices with deposit balances of $75 million to $100 million, and four offices with deposit balances of $30 million to $75 million. During the past eighteen months, the company has extended its reach into new markets with banking centers in Irvine (opened June 2005), San Diego (opened in July 2005), and San Rafael (opened in March 2006), with deposit balances in excess of $155 million, $108 million, and $89 million, respectively, in each location.

The company’s interest-bearing deposits, whose average balances for the three months ended December 31, 2006 were $1.5 billion, produced an average cost of interest-bearing deposits of 4.62%. For the three months ended September 30, 2006, the company’s interest-bearing deposits, whose average balances were $1.4 billion, produced an average cost of interest-bearing deposits of 4.43%. Despite this overall increase in the cost of interest-bearing deposits, the company’s overall net interest margin was 4.32% for the three months ended December 31, 2006. For the three months ended September 30, 2006, the company’s overall net interest margin was 4.33%.

Capital Resources

At December 31, 2006, total stockholders’ equity of the company totaled $142.8 million, an increase of $42.8 million, or 43% as compared to December 31, 2005. The company’s net book value per share of its common stock increased from $9.86 at December 31, 2005 to $13.08 per share at December 31, 2006. The tangible book value decreased during this same period from $9.68 to $8.70 per share due to $41.0 million in goodwill related to the Rancho Bank acquisition. For the quarter-ended and year-ended December 2006, the company declared cash dividends for its common stock of $0.7 million and $3.2 million, respectively. For the quarter-ended and year-ended December 2006, the company declared cash dividends for its preferred stock of $0.2 million and $0.9 million, respectively.
Vineyard continues to be “well-capitalized” pursuant to the guidelines established by regulatory agencies. To be considered “well-capitalized” a bank must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater. Vineyard’s total risk-based and leverage capital ratios were 12.2% and 11.4% at December 31, 2006, respectively.

As a continuing component of its Shareholders’ Relations Program, the company is preparing a presentation describing its operating performance and strategies.  The presentation will be accessible at www.vnbcstock.com.

The company is a financial holding company headquartered in Corona, and the parent company of Vineyard, also headquartered in Corona. Vineyard operates through 16 full-service banking centers and four loan production offices located in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, and Ventura, Calif.  The company’s common stock is traded on the NASDAQ Global Market System under the symbol “VNBC.”

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the company’s filings with the Securities and Exchange Commission.  The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	December 31, 2006		December 31, 2005		$ Change	% Change

Assets
Loans, net of unearned income	$1,902,244		$1,373,099		$529,145	39%
Less allowance for loan losses	(19,689)		(13,762)		(5,927)	43%
Net Loans	1,882,555		1,359,337		523,218	38%

Investment securities	228,893		267,849		(38,956)	-15%
Total Earnings Assets	2,111,448		1,627,186		484,262	30%

Cash and cash equivalents	35,129		28,630		6,499	23%
Premises and equipment, net	20,402		19,192		1,210	6%
Goodwill and other intangibles	44,633		1,670		42,963	2573%
Other assets	45,839		36,960		8,879	24%
Total Assets	$2,257,451		$1,713,638		$543,813	32%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$293,572		$154,664		$138,908	90%
Interest-bearing	1,513,496		1,122,348		391,148	35%
Total Deposits	1,807,068		1,277,012		530,056	42%

Federal Home Loan Bank advances	126,000		214,000		(88,000)	-41%
Other borrowings	40,000		10,000		30,000	300%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		96,913		18,557	19%
Other liabilities	21,142		10,728		10,414	97%
Total Liabilities	2,114,680		1,613,653		501,027	31%

Stockholders' Equity
Common stock equity	142,784		101,869		40,915	40%
Preferred stock equity	9,665		9,665		-	0%
Unallocated ESOP shares	(5,765)		(6,304)		539	-9%
Cumulative other comprehensive loss	(3,913)		(5,245)		1,332	-25%
Total Stockholders' Equity	142,771		99,985		42,786	43%
Total Liabilities and Stockholders' Equity	$2,257,451		$1,713,638		$543,813	32%

Total non-performing loans/Gross loans	0.88%	(1)	0.07%	(1)

Number of shares of common stock outstanding	10,172,889	(2)	9,159,203	(2)

Net book value of common stock (3)	$13.08		$9.86
Tangible book value of common stock (4)	$8.70		$9.68
Net book value of common stock,
excluding other comprehensive loss (3)	$13.47		$10.43

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at December 31, 2006 and December 31, 2005 excludes 245,547 and 268,487 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.
(4) Tangible book value of common stock is calculated by dividing stockholders' equity available to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)
(unaudited)

	December 31, 2006		September 30, 2006		$ Change	% Change

Assets
Loans, net of unearned income	$1,902,244		$1,796,064		$106,180	6%
Less allowance for loan losses	(19,689)		(18,740)		(949)	5%
Net Loans	1,882,555		1,777,324		105,231	6%

Investment securities	228,893		235,373		(6,480)	-3%
Total Earnings Assets	2,111,448		2,012,697		98,751	5%

Cash and cash equivalents	35,129		29,761		5,368	18%
Premises and equipment, net	20,402		21,162		(760)	-4%
Goodwill and other intangibles	44,633		45,487		(854)	-2%
Other assets	45,839		44,003		1,836	4%
Total Assets	$2,257,451		$2,153,110		$104,341	5%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$293,572		$254,534		$39,038	15%
Interest-bearing	1,513,496		1,458,905		54,591	4%
Total Deposits	1,807,068		1,713,439		93,629	5%

Federal Home Loan Bank advances	126,000		127,000		(1,000)	-1%
Other borrowings	40,000		35,500		4,500	13%
Subordinated debt	5,000		5,000		-	0%
Junior subordinated debentures	115,470		115,470		-	0%
Other liabilities	21,142		20,117		1,025	5%
Total Liabilities	2,114,680		2,016,526		98,154	5%

Stockholders' Equity
Common stock equity	142,784		137,799		4,985	4%
Preferred stock equity	9,665		9,665		-	0%
Unallocated ESOP shares	(5,765)		(5,898)		133	-2%
Cumulative other comprehensive loss	(3,913)		(4,982)		1,069	-21%
Total Stockholders' Equity	142,771		136,584		6,187	5%
Total Liabilities and Stockholders' Equity	$2,257,451		$2,153,110		$104,341	5%

Total non-performing loans/Gross loans	0.88%	(1)	0.80%	(1)

Number of shares of common stock outstanding	10,172,889	(2)	10,106,606	(2)

Net book value of common stock (3)	$13.08		$12.56
Tangible book value of common stock (4)	$8.70		$8.06
Net book value of common stock,
excluding other comprehensive loss (3)	$13.47		$13.05

(1) Total non-performing loans include non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at December 31, 2006 and September 30, 2006 excludes 245,547 and 251,227 unreleased and unallocated ESOP shares, respectively.
(3) Net book value of common stock is calculated by dividing stockholders' equity available to common shareholders by the number of shares of common stock outstanding at period-end. The net book value of common stock, excluding other comprehensive loss eliminates cumulative other comprehensive loss from the numerator.
(4) Tangible book value of common stock is calculated by dividing stockholders' equity available to common shareholders, less goodwill and other intangible assets, by the number of common shares outstanding at period-end.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2006	2005	$ Change	% Change
Interest Income
Loans, including fees	$41,818	$29,210	$12,608	43%
Investment securities	3,035	3,091	(56)	-2%
Total Interest Income	44,853	32,301	12,552	39%

Interest Expense
Deposits	17,722	8,863	8,859	100%
Borrowings and debt obligations	4,331	4,670	(339)	-7%
Total Interest Expense	22,053	13,533	8,520	63%

Net Interest Income	22,800	18,768	4,032	21%
Provision for loan losses	1,050	536	514	96%
Net interest income after provision for loan losses	21,750	18,232	3,518	19%

Other Income
Fees and service charges	558	227	331	146%
Gain on sale of SBA loans and SBA broker fee income	783	548	235	43%
Gain on sale of other loans	34	262	(228)	-87%
Other income	159	86	73	85%
Total Other Income	1,534	1,123	411	37%

Gross Operating Income	23,284	19,355	3,929	20%

Operating Expenses
Salaries and benefits	7,943	7,011	932	13%
Occupancy and equipment	2,584	2,129	455	21%
Other operating expense	3,485	2,872	613	21%
Total Operating Expenses	14,012	12,012	2,000	17%

Earnings before income taxes	9,272	7,343	1,929	26%
Income tax provision	3,782	2,886	896	31%
Net Earnings	$5,490	$4,457	$1,033	23%

Weighted average shares outstanding used in
diluted EPS calculation	10,402,959	9,637,983

Earnings per common share
Basic	$0.52	$0.46	$0.06	13%
Diluted	$0.51	$0.44	$0.07	16%

Efficiency Ratio (5)	58%	60%

(5) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)
(unaudited)

	Year Ended December 31,
	2006	2005	$ Change	% Change
Interest Income
Loans, including fees	$146,183	$98,303	$47,880	49%
Investment securities	12,137	12,556	(419)	-3%
Total Interest Income	158,320	110,859	47,461	43%

Interest Expense
Deposits	57,858	28,008	29,850	107%
Borrowings and debt obligations	17,372	15,337	2,035	13%
Total Interest Expense	75,230	43,345	31,885	74%

Net Interest Income	83,090	67,514	15,576	23%
Provision for loan losses	4,125	1,886	2,239	119%
Net interest income after provision for loan losses	78,965	65,628	13,337	20%

Other Income
Fees and service charges	1,825	1,413	412	29%
Gain on sale of SBA loans and SBA broker fee income	2,839	2,903	(64)	-2%
Gain on sale of other loans	456	660	(204)	-31%
Other income	502	329	173	53%
Total Other Income	5,622	5,305	317	6%

Gross Operating Income	84,587	70,933	13,654	19%

Operating Expenses
Salaries and benefits	28,764	21,802	6,962	32%
Occupancy and equipment	9,247	7,266	1,981	27%
Other operating expense	13,006	9,678	3,328	34%
Total Operating Expenses	51,017	38,746	12,271	32%

Earnings before income taxes	33,570	32,187	1,383	4%
Income tax provision	13,825	13,276	549	4%
Net Earnings	$19,745	$18,911	$834	4%

Weighted average shares outstanding used in
diluted EPS calculation	9,997,120	9,744,474

Earnings per common share
Basic	$1.95	$1.97	$(0.02)	-1%
Diluted	$1.89	$1.89	$-	0%

Efficiency Ratio (5)	58%	53%

(5) The efficiency ratio is calculated by dividing total operating expenses by net interest income before provision for loan losses plus total other income.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended December 31,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (6)	$1,837,749	$41,818	9.03%	$1,344,021	$29,210	8.62%
Investment securities (7)	257,711	3,035	4.71%	286,063	3,091	4.29%
Total interest-earning assets	2,095,460	44,853	8.50%	1,630,084	32,301	7.86%
Other assets	128,286			73,119
Less: allowance for loan losses	(18,863)			(14,371)
Total average assets	$2,204,883			$1,688,832

Liabilities and Stockholders' Equity
Interest-bearing deposits (8)	$1,521,213	17,722	4.62%	$1,028,303	8,863	3.42%
FHLB advances	109,971	1,347	4.86%	284,273	2,866	4.00%
Other borrowings	26,950	531	7.71%	1,652	27	6.48%
Subordinated debt	5,000	110	8.54%	5,000	93	7.38%
Junior subordinated debentures	115,470	2,343	7.94%	96,913	1,684	6.89%
Total interest-bearing liabilities	1,778,604	22,053	4.92%	1,416,141	13,533	3.79%
Demand deposits	264,335			160,810
Other liabilities	22,996			9,904
Total average liabilities	2,065,935			1,586,855
Preferred stock equity	9,665			9,665
Common stock equity, net of
cumulative other comprehensive loss	129,283			92,312
Stockholders' equity	138,948			101,977
Total liabilities and stockholders' equity	$2,204,883			$1,688,832

Net interest spread (9)			3.58%			4.07%
Net interest margin (10)		$22,800	4.32%		$18,768	4.57%

Return on Average Assets			0.99%			1.05%
Return on Average Tangible Assets (11)			1.01%			1.05%
Return on Average Common Equity			16.85%			19.16%
Return on Average Tangible Common Equity (12)			25.95%			19.51%
Net Charge-off's/Average Gross Loans			0.01%			0.00%

(6) The average loan balances include loans held for sale and non-accrual loans.
(7) The yield for investment securities is based on historical amortized cost balances.
(8) Includes savings, NOW, money market, and time certificate of deposit accounts.
(9) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(10) Net interest margin is computed by dividing net interest income by total average earning assets.
(11) Return on average tangible assets is computed by dividing net income applicable to common stock for the period by average tangible assets. Average tangible assets equals average total assets less average identifiable intangible assets and goodwill.
(12) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Year Ended December 31,
	2006			2005
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans (6)	$1,632,995	$146,183	8.95%	$1,210,673	$98,303	8.12%
Investment securities (7)	263,214	12,137	4.61%	298,295	12,556	4.21%
Total interest-earning assets	1,896,209	158,320	8.35%	1,508,968	110,859	7.35%
Other assets	95,470			66,376
Less: allowance for loan losses	(16,390)			(13,737)
Total average assets	$1,975,289			$1,561,607

Liabilities and Stockholders' Equity
Interest-bearing deposits (8)	$1,341,767	57,858	4.31%	$934,362	28,008	3.00%
FHLB advances	156,430	7,353	4.70%	290,731	9,624	3.31%
Other borrowings	14,799	1,119	7.45%	447	28	6.26%
Subordinated debt	5,000	423	8.34%	5,000	333	6.66%
Junior subordinated debentures	108,606	8,477	7.70%	84,089	5,352	6.36%
Total interest-bearing liabilities	1,626,602	75,230	4.62%	1,314,629	43,345	3.30%
Demand deposits	206,782			141,380
Other liabilities	19,867			9,122
Total average liabilities	1,853,251			1,465,131
Preferred stock equity	9,665			6,861
Common stock equity, net of
cumulative other comprehensive loss	112,373			89,615
Stockholders' equity	122,038			96,476
Total liabilities and stockholders' equity	$1,975,289			$1,561,607

Net interest spread (9)			3.73%			4.05%
Net interest margin (10)		$83,090	4.38%		$67,514	4.47%

Return on Average Assets			1.00%			1.21%
Return on Average Tangible Assets (11)			1.01%			1.21%
Return on Average Common Equity			17.57%			21.10%
Return on Average Tangible Common Equity (12)			21.44%			21.55%
Net Charge-off's/Average Gross Loans			0.02%			0.01%

(6) The average loan balances include loans held for sale and non-accrual loans.
(7) The yield for investment securities is based on historical amortized cost balances.
(8) Includes savings, NOW, money market, and time certificate of deposit accounts.
(9) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(10) Net interest margin is computed by dividing net interest income by total average earning assets.
(11) Return on average tangible assets is computed by dividing net income applicable to common stock for the period by average tangible assets. Average tangible assets equals average total assets less average identifiable intangible assets and goodwill.
(12) Return on average tangible common stockholders’ equity is computed by dividing net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average total common stockholders’ equity less average identifiable intangible assets and goodwill.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
Earning Asset and Funding Liability Composition
(unaudited)
(dollars in thousands)

	December 31, 2006	(13)	September 30, 2006	(13)	June 30, 2006	March 31, 2006	December 31, 2005
Earning Assets
Loans
Commercial and industrial	$122,257		$111,850		$71,774	$65,690	$54,757
Real estate construction:
Single-family coastal	514,385		507,390		438,788	456,832	392,183
Single-family tract	152,060		132,966		125,806	146,869	129,706
Commercial	134,404		90,513		79,389	56,047	61,392
Real estate mortgage:
Commercial	531,159		500,994		392,209	371,085	321,821
Multi-family residential	222,470		241,113		195,406	246,501	246,597
Land	112,418		104,082		107,666	95,936	91,035
All other residential	49,353		58,712		63,237	60,782	64,426
Consumer loans	65,914		51,785		36,136	23,690	15,205
All other loans (including overdrafts)	98		139		167	366	207
	1,904,518		1,799,544		1,510,578	1,523,798	1,377,329
Unearned premium on acquired loans	1,696		1,239		1,073	743	484
Deferred loan fees	(3,970)		(4,719)		(3,939)	(5,028)	(4,714)
Loans, net of unearned income	1,902,244		1,796,064		1,507,712	1,519,513	1,373,099

Loans held-for-sale	-		-		43,601	-	-
Investment securities	228,893		235,373		243,316	254,139	267,849
Total Earning Assets, excluding Allowance
for Loan Losses	$2,131,137		$2,031,437		$1,794,629	$1,773,652	$1,640,948

Quarterly Unfunded Commitments	$684,794		$709,201		$638,411	$621,856	$595,301

Funding Liabilities
Deposits
Non-interest bearing	$293,572		$254,534		$177,090	$173,975	$154,664
Money market	562,622		506,532		478,056	454,017	414,216
Savings and NOW	70,741		75,787		48,243	47,455	45,223
Time deposits	880,133		876,586		822,167	705,638	662,909
Total Deposits	1,807,068		1,713,439		1,525,556	1,381,085	1,277,012

FHLB advances	126,000		127,000		72,000	249,000	214,000
Other borrowings	40,000		35,500		-	10,000	10,000
Subordinated debt	5,000		5,000		5,000	5,000	5,000
Junior subordinated debentures	115,470		115,470		115,470	96,913	96,913
Total Funding Liabilities	$2,093,538		$1,996,409		$1,718,026	$1,741,998	$1,602,925

(13) Balances as of December 31, 2006 and September 30, 2006 include $118.8 million of loans acquired and $198.2 million of deposits assumed in the merger with
Rancho Bank on July 31, 2006.